Exhibit 99.1

 AEP Industries Inc. Reports Delay in Filing Its Fiscal 2004 First Quarter 10-Q

    SOUTH HACKENSACK, N.J., March 16 /PRNewswire-FirstCall/ -- AEP Industries Inc. (Nasdaq: AEPI, the "Company") today reported that it has filed an application for an extension to file its Form 10-Q with the Securities and Exchange Commission for its fiscal first quarter ended January 31, 2004.
    The Company is evaluating its tax accounts with its tax advisor and is applying for an extension of the time for filing its fiscal 2004 first quarter Form 10-Q in connection with such evaluation, so that in the event changes in certain accounts are required, the changes can be reflected in the filing.
    AEP Industries Inc. manufactures, markets, and distributes an extensive range of plastic packaging products for the food/beverage, industrial and agricultural markets. The Company has operations in ten countries throughout North America, Europe and Australasia.

    Except for historical information contained herein, statements in the release are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties, which may cause the Company's actual results in future periods to differ materially from forecasted results. Those risks include, but are not limited to, risks associated with pricing, volume, EBITDA guidance and conditions of markets. Those and other risks are described in the Company's filings with the Securities and Exchange Commission (SEC) over the last 12 months, copies of which are available from the SEC or may be obtained from the Company.

SOURCE  AEP Industries Inc.
    -0-                             03/16/2004
    /CONTACT: Paul Feeney, Executive Vice President and Chief Financial Officer of AEP Industries, +1-201-807-2330, feeneyp@aepinc.com/
    (AEPI)
CO:  AEP Industries Inc.
ST:  New Jersey
IN:  CHM FIN
SU: